Exhibit 99.1

The Crypto Company Completes Majority Acquisition of Starchive.io, Inc.

Bringing Cultural Assets to the Blockchain Era

MALIBU, CA / ACCESS Newswire / October 20, 2025 — The Crypto Company (OTCID: CRCW) (“TCC”) today announced the completion of its previously disclosed acquisition of a majority interest in Starchive, a leading content management and monetization platform that safeguards and powers more than $1 Billion in cultural assets.

Under the terms of the Securities Purchase Agreement, originally signed on October 8, 2025, TCC acquired 50.1% of the outstanding capital stock of Starchive for a combination of cash, equity, and debt consideration. The transaction closed on October 15, 2025, following satisfaction of customary closing conditions.

The acquisition of Starachive unites media, crypto, blockchain and AI—transforming creative works into authenticated, revenue-generating digital assets.

“When we saw notable creators using Starchive to preserve and manage their life’s work, it was clear to us that this is the platform to bridge traditional real world assets and blockchain technology,” said Ron Levy, Chief Executive Officer of The Crypto Company.

“Joining TCC allows us to accelerate innovation from within the media and entertainment industry,” said Peter Agelasto, Co-Founder of Starchive. “Creators want full control over their production, distribution, and monetization. The next era points to connected digital wallets paying creators directly for access to their IP. Starchive is their on-ramp to that Web3 world—the Creator Web.”

“Together with TCC, we’re giving creators, studios and brands the ability to turn every file—from photos to film archives—into a portable, blockchain-secured asset class capable of earning income anywhere it travels,” said Richard Averitt, President of Starchive.” The synergy between TCC and Starchive positions Starchive to lead the next wave of on-chain real-world assets and expand the market for digital IP.”

The acquisition further reinforces TCC’s broader strategy to acquire and build companies where blockchain solves real-world challenges. The combined platform enables on-chain royalties, direct-to-fan engagement, tokenized media ownership, and transparent digital provenance—powered by smart contracts and AI-driven indexing.

“This marks a defining moment for TCC,” added Levy. “Starchive brings a strong user base, and an established platform that aligns with our mission to make blockchain tangible, useful, and profitable.”

About The Crypto Company (TCC)

The Crypto Company (OTCID:CRCW) is a publicly traded company operating at the intersection of traditional and decentralized finance. TCC operates, builds, acquires, and invests in businesses across crypto, blockchain, AI, and emerging technologies to drive adoption at scale. Through an active Digital Asset Treasury (DAT), TCC holds tokens which it believes represent both financial and strategic value to the Company and its subsidiaries.

Learn more about TCC at: https://www.thecryptocompany.com/

About Starchive

Starchive is a creator-first digital asset management and licensing platform trusted by leading artists, estates, and institutions. The platform enables creators to store, organize, license, and monetize their content seamlessly. Built with blockchain-ready infrastructure, Starchive anticipates features such as on-chain rights management, smart contract royalty distribution, and tokenized fan access.

Learn more about Starchive at: https://www.starchive.io/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. These statements include, but are not limited to, statements regarding the expected closing of the acquisition, the anticipated benefits of the transaction, and other statements that are not historical facts. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements. The Crypto Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Media Contact

Elizabeth Farwell

Senior Account Executive

Interdependence Public Relations

ElizabethF@interdependence.com